Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN CORPORATION

Company	JURISDICTION
Huntsman (Argentina) S.R.L.	Argentina
HCPH Holdings Pty Limited	Australia
Huntsman Chemical Australia Holdings Pty Limited	Australia
Huntsman Chemical Australia Property Trust	Australia
Huntsman Chemical Australia Unit Trust	Australia
Huntsman Chemical Company Australia (Holdings) Pty Ltd.	Australia
Huntsman Chemical Company Australia Pty Limited	Australia
Huntsman Polyurethanes (Australia) Pty Limited	Australia
Huntsman Advanced Materials (Austria) GmbH	Austria
Huntsman Bangladesh Pte Limited	Bangladesh
Production-trade unitary enterprise Huntsman-NMG	Belarus
Huntsman Advanced Materials (Europe) BV	Belgium
Huntsman (Belgium) BV	Belgium
Huntsman (Europe) BV	Belgium
Huntsman Textile Effects (Belgium) BV	Belgium
Icynene Lapolla Europe	Belgium
Huntsman Química Brasil Ltda	Brazil
Huntsman Building Solutions (Canada) Inc.	Canada
Huntsman Corporation Canada Inc.	Canada
Huntsman International (Canada) Corporation	Canada
Huntsman (Chile) SpA	Chile
Huntsman Advanced Materials (Guangdong) Company Limited	China
Huntsman Advanced Materials (Nanjing) Company Limited	China
Huntsman Chemical Trading (Shanghai) Ltd	China
Huntsman Chemistry R&D Center (Shanghai) Co., Ltd	China
Huntsman Composite Materials (Tianjin) Co., Ltd.	China
Huntsman Enterprise Management (Shanghai) Co., Ltd.	China
Huntsman Polyurethanes (China) Ltd	China
Huntsman Polyurethanes Shanghai Ltd	China
Huntsman Textile Effects (China) Co., Ltd	China
Huntsman Textile Effects (Qingdao) Co., Ltd	China
Jurong Ningwu New Material Development Co. Ltd	China
Nanjing Jinling Huntsman New Material Co., Ltd	China
Shanghai Huntsman Polyurethanes Specialties Co., Ltd	China
Shanghai Lianheng Isocyanate Company Limited	China
Charwell Enterprises Limited	Hong Kong, China
Ever Wax Limited	Hong Kong, China
Huntsman Advanced Materials (Hong Kong) Limited	Hong Kong, China
Huntsman International (Hong Kong) Limited	Hong Kong, China
Huntsman Specialty (Hong Kong) Limited	Hong Kong, China
Hypogain Investments Limited	Hong Kong, China
Top Morale Limited	Hong Kong, China
Vigor Rich Limited	Hong Kong, China
Wiry Enterprises Limited	Hong Kong, China
Huntsman Colombia Limitada	Colombia
Huntsman (Czech Republic) s.r.o.	Czech Republic
Icynene Lapolla Central Europe a.s.	Czech Republic
Huntsman (Egypt) LLC	Egypt
Technocom For Chemical Industries S.A.E.	Egypt
Huntsman Advanced Materials (France) S.A.S.	France
Icynene Lapolla France SAS	France
Huntsman Advanced Materials (Deutschland) GmbH	Germany
Huntsman (Germany) GmbH	Germany
Huntsman International (Germany) GmbH	Germany

Company	JURISDICTION
Huntsman Textile Effects (Germany) GmbH	Germany
HUNTSMAN Verwaltungs GmbH	Germany
IRO Chemie Verwaltungsgesellschaft mbH	Germany
PUR-Systems GmbH	Germany
Huntsman Products GmbH	Germany
Huntsman Textile Effects (Guatemala) Ltda.	Guatemala
HUNTSMAN Corporation Hungary Vegyipari Termelõ Fejlesztõ Zártkörûen Mûködõ Részvénytársaság	Hungary
Huntsman International (India) Private Limited	India
Swathi Organics and Specialties Private Limited	India
PT Huntsman Indonesia	Indonesia
Huntsman Advanced Materials (Italy) S.r.l.	Italy
Huntsman Gomet S.r.l.	Italy
Huntsman International (Italy) S.r.l.	Italy
Huntsman Patrica S.r.l.	Italy
Tecnoelastomeri S.r.l.	Italy
Huntsman Japan KK	Japan
Icynene Asia Pacific Inc.	Japan
Huntsman (Korea) Limited	Korea
Huntsman (Kazakhstan) LLP	Kazakhstan
Vantico Group S.à r.l.	Luxembourg
Vantico International S.à r.l.	Luxembourg
Huntsman Global Business Services Sdn. Bhd.	Malaysia
Huntsman de Mexico, S.A. de C.V.	Mexico
Huntsman International de Mexico S. de R.L. de C.V.	Mexico
Huntsman Servicios Mexico S. de R.L. de C.V.	Mexico
Huntsman Textile Effects Mexico S. de R.L. de C.V.	Mexico
BASF Huntsman Shanghai Isocyanate Investment B.V.	Netherlands
Dynasty Licensing B.V.	Netherlands
Huntsman Advanced Materials (Netherlands) B.V.	Netherlands
Huntsman China Investments B.V.	Netherlands
Huntsman International (Netherlands) B.V.	Netherlands
Huntsman (Holdings) Netherlands B.V.	Netherlands
Huntsman Holland B.V.	Netherlands
Huntsman Holland Iota B.V.	Netherlands
Huntsman International (Netherlands) B.V.	Netherlands
Huntsman Investments (Netherlands) B.V.	Netherlands
Huntsman MA Investments (Netherlands) C.V.	Netherlands
Huntsman (Netherlands) B.V.	Netherlands, Lithuania, Russia, Serbia, Ukraine, United Arab Emirates
Huntsman (Russia Investments) B.V.	Netherlands
Huntsman Saudi Industries B.V.	Netherlands
Huntsman (Saudi Investments) B.V.	Netherlands
Huntsman Shanghai China Investments B.V.	Netherlands
Huntsman Textile Effects (Netherlands) B.V.	Netherlands
International Polyurethane Investments B.V.	Netherlands
Huntsman Textile Effects Pakistan (Private) Limited	Pakistan
Huntsman Textile Effects (Panama) S. de R.L.	Panama
Huntsman (Poland) Sp.zo.o	Poland
Joint Stock Company Huntsman-NMG	Russia
LLC Huntsman CIS	Russia
Arabian Amines Company	Saudi Arabia
Huntsman APC Limited	Saudi Arabia
International Diol Company	Saudi Arabia
Huntsman Advanced Materials (Singapore) Pte Ltd	Singapore
Huntsman (Singapore) Pte Ltd	Singapore, Viet Nam
Huntsman Advanced Materials (Spain) S.L.U.	Spain
Huntsman Norden AB	Sweden, Denmark

Company	JURISDICTION
Huntsman Advanced Materials Licensing (Switzerland) GmbH	Switzerland
Huntsman Advanced Materials (Switzerland) GmbH	Switzerland, South Africa
Huntsman Textile Effects (Switzerland) GmbH	Switzerland
Pensionkasse Huntsman (Switzerland)	Switzerland
Huntsman Advanced Materials (Taiwan) Corporation	Taiwan
Huntsman (Taiwan) Limited	Taiwan
Huntsman (Thailand) Limited	Thailand
EMA Kimya Sistemleri Sanayi ve Ticaret A.S.	Turkey
Huntsman Pürsan Chemicals Kimya Sanayi Ve Ticaret Limited Sirketi	Turkey
Huntsman Pürsan Chemicals Kimya Sanayi Ve Ticaret Limited ªirketi Çorlu ªubesi	Turkey
Huntsman Specialty Chemicals Kimya Sanayi ve Ticaret Anonim ªirketi	Turkey
Huntsman Tekstil Ürünleri Kimya ve Dis Ticaret Limited Sirketi	Turkey
Limited Liability Company Huntsman (Ukraine)	Ukraine
Huntsman (UAE) FZE	United Arab Emirates
Huntsman Advanced Materials Holdings (UK) Limited	U.K.
Huntsman Advanced Materials (UK) Limited	U.K.
Huntsman Corporation UK Limited	U.K.
Huntsman Europe Limited	U.K.
Huntsman (Holdings) UK	U.K.
Huntsman IFS Polyurethanes Limited	U.K.
Huntsman Investments (UK) Limited	U.K.
Huntsman Offshore Investments Limited	U.K.
Huntsman Polyurethanes (UK) Limited	U.K.
Huntsman Surface Sciences Overseas Limited	U.K.
Huntsman Surface Sciences UK Limited	U.K.
Huntsman Trustees Limited	U.K.
Huntsman Vantico Limited	U.K.
Airstar Corporation	USA—Utah
Clover Lux Holding LLC	USA—Delaware
ESP Akron Sub LLC	USA—Delaware
HF II Australia Holdings Company LLC	USA—Utah
Huntsman Advanced Materials Americas LLC	USA—Delaware
Huntsman Advanced Materials LLC	USA—Delaware
Huntsman Australia Holdings LLC	USA—Utah
Huntsman Australia LLC	USA—Utah
Huntsman Building Solutions (USA) LLC	USA—Delaware
Huntsman Chemical Purchasing LLC	USA—Utah
Huntsman Enterprises LLC	USA—Utah
Huntsman Ethyleneamines LLC	USA—Texas
Huntsman Fuels GP LLC	USA—Delaware
Huntsman Fuels LLC	USA—Texas
Huntsman Fuels Partners LP	USA—Delaware
Huntsman International Investments LLC	USA—Delaware
Huntsman International LLC	USA—Delaware
Huntsman International Trading Corporation	USA—Delaware
Huntsman MA Investment Corporation	USA—Utah
Huntsman MA Services Corporation	USA—Utah
Huntsman Petrochemical LLC	USA—Delaware
Huntsman Petrochemical Purchasing LLC	USA—Utah
Huntsman Pigments LLC	USA—Delaware
Huntsman Procurement LLC	USA—Utah
Huntsman Purchasing, Ltd.	USA—Utah
Huntsman Receivables Finance II LLC	USA—Delaware
Huntsman Receivables Finance LLC	USA—Delaware
Huntsman SA Investment Corporation	USA—Utah
Huntsman Surfactants Technology Corporation	USA—Utah
Huntsman VMC Corporation	USA—Delaware
International Risk Insurance Company	USA—Texas
Maple Shade Land LLC	USA—Delaware
Nanocomp Technologies, Inc.	USA—Delaware
Rubicon LLC	USA—Utah
Huntsman Corporation, C.A.	Venezuela
Huntsman Vietnam Company Limited	Vietnam